EXHIBIT 99.1
FEBRUARY 4, 2020
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Fourth Quarter 2019 Results

Hammond, Louisiana, February 4, 2020 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter and year ending December 31, 2019.

A strong fourth quarter of 2019 brought an exciting end to an exciting year. Earnings for the fourth quarter were $4,049,000 compared to earnings for the fourth quarter of 2018 of $2,618,000. This is a 55% increase. Our assets increased to $2,117,048,000 as of the end of the year. Strong fourth quarter lending production brought us to a total portfolio as of December 31, 2019 of $1,525,490,169 compared to $1,225,267,846 as of December 31, 2018. This year end loan portfolio total was a combination of making our lending goals for First Guaranty Bank Lending for 2019 plus the addition of Union Bank in November 2019. We declared and paid four quarterly cash dividends of $0.16 per share for a total of $5,802,220 dividends paid to our shareholders in the year 2019. We declared and awarded a 10% stock dividend. Our fourth quarter net interest margin was 3.52% compared to 3.42% as of the end of December 2018.

We successfully implemented a commercial loan segment of our nCino platform resulting in much better customer service. We reached an agreement and started the process of replacing our online/internet banking service system with a new system to provide enhanced services to our customers.

We completed and opened our new Amite, Louisiana branch to replace and update our branch services in Amite.

While doing all of that, we continued our conservative and prudent management of our loan portfolio by charging off troubled loans and making provisions to our loan loss provision of $4,860,000 during the course of the year. While doing all of that, we continued our conservative and prudent management of our loan portfolio by charging off troubled loans and making provisions to our loan loss reserve of $4,860,000 during the course of the year.  In addition to our regular allowance for loan losses which rose slightly to $10,928,643, we have loan discounts relating to the Union and Premier acquisitions totaling about $3.0 million, giving us a total level of reserves and discounts of approximately $14 million.

The year 2019 ended with a much stronger, better and bigger First Guaranty Bank than when the year began. 2019 brought great progress toward our goal of building a fortress balance sheet. First Guaranty Bancshares, Inc. looks to 2020 as being the best, the most successful, the most exciting year of our history.

Thank you for your support. We continue toward our goals of improving our customer services, growing First Guaranty Bancshares, Inc., and enhancing value for our shareholders.

Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.
About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $2.1 billion in assets as of December 31, 2019 and provides personalized commercial banking services through 33 banking facilities located across Louisiana and Texas. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents:
Cash and due from banks	$66,511	$127,416
Federal funds sold	914	549
Cash and cash equivalents	67,425	127,965

Investment securities:
Available for sale, at fair value	340,434	296,977
Held to maturity, at cost (estimated fair value of $86,817 and $104,840, respectively)	86,579	108,326
Investment securities	427,013	405,303

Federal Home Loan Bank stock, at cost	3,308	2,393
Loans held for sale	—	344

Loans, net of unearned income	1,525,490	1,225,268
Less: allowance for loan losses	10,929	10,776
Net loans	1,514,561	1,214,492

Premises and equipment, net	55,667	39,695
Goodwill	13,571	3,472
Intangible assets, net	7,166	3,528
Other real estate, net	4,879	1,138
Accrued interest receivable	8,412	6,716
Other assets	15,046	12,165
Total Assets	$2,117,048	$1,817,211

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$325,888	$244,516
Interest-bearing demand	635,942	594,359
Savings	135,156	109,958
Time	756,027	680,789
Total deposits	1,853,013	1,629,622

Short-term advances from Federal Home Loan Bank	13,079	—
Repurchase agreements	6,840	—
Accrued interest payable	6,047	3,952
Long-term advances from Federal Home Loan Bank	3,533	—
Senior long-term debt	48,558	19,838
Junior subordinated debentures	14,737	14,700
Other liabilities	5,206	1,815
Total Liabilities	1,951,013	1,669,927

Shareholders' Equity
Common stock:[1]
$1 par value - authorized 100,600,000 shares; issued 9,741,253 and 9,687,123 shares	9,741	9,687
Surplus	110,836	109,788
Retained earnings	43,283	34,947
Accumulated other comprehensive income (loss)	2,175	(7,138)
Total Shareholders' Equity	166,035	147,284
Total Liabilities and Shareholders' Equity	$2,117,048	$1,817,211
See Notes to Consolidated Financial Statements
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 16, 2019 to shareholders of record as of December 9, 2019.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share data)	2019	2018	2019	2018
Interest Income:
Loans (including fees)	$21,221	$17,186	$78,886	$64,836
Deposits with other banks	495	338	2,956	612
Securities (including FHLB stock)	2,419	3,175	9,800	12,941
Federal funds sold	—	—	1	1
Total Interest Income	24,135	20,699	91,643	78,390

Interest Expense:
Demand deposits	2,301	2,258	10,447	8,531
Savings deposits	120	126	527	407
Time deposits	4,420	3,399	17,141	10,690
Borrowings	625	422	1,851	1,738
Total Interest Expense	7,466	6,205	29,966	21,366

Net Interest Income	16,669	14,494	61,677	57,024
Less: Provision for loan losses	712	786	4,860	1,354
Net Interest Income after Provision for Loan Losses	15,957	13,708	56,817	55,670

Noninterest Income:
Service charges, commissions and fees	880	726	2,808	2,988
ATM and debit card fees	568	550	2,254	2,122
Net gains (losses) on securities	230	(928)	(157)	(1,830)
Net gains on sale of loans	5	102	1,376	278
Other	490	285	2,018	1,722
Total Noninterest Income	2,173	735	8,299	5,280

Noninterest Expense:
Salaries and employee benefits	6,899	5,909	25,019	22,888
Occupancy and equipment expense	1,658	1,493	6,096	5,601
Other	4,522	3,833	16,104	14,786
Total Noninterest Expense	13,079	11,235	47,219	43,275

Income Before Income Taxes	5,051	3,208	17,897	17,675
Less: Provision for income taxes	1,002	590	3,656	3,462
Net Income	$4,049	$2,618	$14,241	$14,213

Per Common Share:[1]
Earnings	$0.42	$0.27	$1.47	$1.47
Cash dividends paid	$0.16	$0.15	$0.60	$0.58

Weighted Average Common Shares Outstanding	9,718,895	9,687,123	9,695,131	9,687,123
See Notes to Consolidated Financial Statements
[1] All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 16, 2019 to shareholders of record as of December 9, 2019.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$126,864	$495	1.55%	$65,715	$338	2.04%
Securities (including FHLB stock)	349,862	2,419	2.74%	419,404	3,175	3.00%
Federal funds sold	961	—	—%	366	—	—%
Loans held for sale	50	—	—%	797	15	7.47%
Loans, net of unearned income	1,400,584	21,221	6.01%	1,194,792	17,171	5.70%
Total interest-earning assets	1,878,321	$24,135	5.10%	1,681,074	$20,699	4.88%

Noninterest-earning assets:
Cash and due from banks	21,250			9,503
Premises and equipment, net	51,835			39,336
Other assets	20,322			13,836
Total Assets	$1,971,728			$1,743,749

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$607,538	$2,301	1.50%	$517,722	$2,258	1.73%
Savings deposits	128,950	120	0.37%	111,731	126	0.45%
Time deposits	699,999	4,420	2.51%	677,908	3,399	1.99%
Borrowings	61,136	625	4.06%	35,509	422	4.72%
Total interest-bearing liabilities	1,497,623	$7,466	1.98%	1,342,870	$6,205	1.83%

Noninterest-bearing liabilities:
Demand deposits	297,562			250,034
Other	12,407			7,368
Total Liabilities	1,807,592			1,600,272

Shareholders' equity	164,136			143,477
Total Liabilities and Shareholders' Equity	$1,971,728			$1,743,749
Net interest income		$16,669			$14,494

Net interest rate spread (1)			3.12%			3.05%
Net interest-earning assets (2)	$380,698			$338,204
Net interest margin (3), (4)			3.52%			3.42%

Average interest-earning assets to interest-bearing liabilities			125.42%			125.19%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

(4)
The tax adjusted net interest margin was 3.53% and 3.43% for the above periods ended December 31, 2019 and 2018 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2019 and 2018 respectively.

(5)	Annualized.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Year Ended December 31, 2019			Year Ended December 31, 2018
(in thousands except for %)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-earning deposits with banks	$144,298	$2,956	2.05%	$39,005	$612	1.57%
Securities (including FHLB stock)	349,247	9,800	2.81%	465,399	12,941	2.78%
Federal funds sold	592	1	0.25%	531	1	0.23%
Loans held for sale	324	24	7.41%	1,330	84	6.32%
Loans, net of unearned income	1,315,524	78,862	5.99%	1,167,458	64,752	5.55%
Total interest-earning assets	1,809,985	$91,643	5.06%	1,673,723	$78,390	4.68%

Noninterest-earning assets:
Cash and due from banks	11,951			10,013
Premises and equipment, net	45,034			38,502
Other assets	15,259			13,805
Total Assets	$1,882,229			$1,736,043

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$592,113	$10,447	1.76%	$556,528	$8,531	1.53%
Savings deposits	115,682	527	0.46%	111,134	407	0.37%
Time deposits	703,685	17,141	2.44%	628,457	10,690	1.70%
Borrowings	40,766	1,851	4.54%	39,150	1,738	4.44%
Total interest-bearing liabilities	1,452,246	$29,966	2.06%	1,335,269	$21,366	1.60%

Noninterest-bearing liabilities:
Demand deposits	262,379			252,531
Other	9,204			5,870
Total Liabilities	1,723,829			1,593,670

Shareholders' equity	158,400			142,373
Total Liabilities and Shareholders' Equity	$1,882,229			$1,736,043
Net interest income		$61,677			$57,024

Net interest rate spread (1)			3.00%			3.08%
Net interest-earning assets (2)	$357,739			$338,454
Net interest margin (3), (4)			3.41%			3.41%

Average interest-earning assets to interest-bearing liabilities			124.63%			125.35%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

(4)
The tax adjusted net interest margin was 3.42% for the above periods ended December 31, 2019 and 2018 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2019 and 2018 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019:

	December 31, 2019		September 30, 2019		June 30, 2019		March 31, 2019
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$172,247	11.3%	$157,980	12.2%	$148,156	11.4%	$142,861	11.0%
Farmland	22,741	1.5%	16,484	1.3%	17,414	1.3%	18,904	1.5%
1- 4 Family	289,635	18.9%	187,772	14.5%	185,234	14.2%	179,798	13.8%
Multifamily	23,973	1.6%	22,459	1.7%	44,104	3.4%	42,186	3.2%
Non-farm non-residential	616,536	40.3%	585,177	45.1%	604,523	46.4%	607,928	46.7%
Total Real Estate	1,125,132	73.6%	969,872	74.8%	999,431	76.7%	991,677	76.2%
Non-Real Estate:
Agricultural	26,710	1.8%	29,193	2.3%	26,587	2.0%	21,465	1.7%
Commercial and industrial	268,256	17.5%	213,993	16.5%	199,768	15.3%	210,187	16.1%
Consumer and other	108,868	7.1%	83,029	6.4%	78,321	6.0%	78,162	6.0%
Total Non-Real Estate	403,834	26.4%	326,215	25.2%	304,676	23.3%	309,814	23.8%
Total loans before unearned income	1,528,966	100.0%	1,296,087	100.0%	1,304,107	100.0%	1,301,491	100.0%
Unearned income	(3,476)		(3,176)		(3,554)		(3,335)
Total loans net of unearned income	$1,525,490		$1,292,911		$1,300,553		$1,298,156

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Nonaccrual loans:
Real Estate:
Construction and land development	$381	$390	$402	$305
Farmland	1,274	1,337	1,337	1,286
1- 4 family	2,759	1,975	1,678	2,538
Multifamily	—	—	—	—
Non-farm non-residential	4,646	745	609	3,650
Total Real Estate	9,060	4,447	4,026	7,779
Non-Real Estate:
Agricultural	4,800	4,842	4,923	4,916
Commercial and industrial	327	454	362	250
Consumer and other	216	1,155	37	50
Total Non-Real Estate	5,343	6,451	5,322	5,216
Total nonaccrual loans	14,403	10,898	9,348	12,995

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	48	—	—	—
Farmland	—	—	—	—
1- 4 family	923	2	60	363
Multifamily	—	—	—	—
Non-farm non-residential	1,603	184	468	—
Total Real Estate	2,574	186	528	363
Non-Real Estate:
Agricultural	—	—	242	—
Commercial and industrial	15	24	127	135
Consumer and other	50	128	19	115
Total Non-Real Estate	65	152	388	250
Total loans 90 days and greater delinquent & accruing	2,639	338	916	613

Total non-performing loans	17,042	11,236	10,264	13,608

Real Estate Owned:
Real Estate Loans:
Construction and land development	669	213	219	219
Farmland	—	—	—	—
1- 4 family	559	117	466	135
Multifamily	—	—	—	—
Non-farm non-residential	3,651	3,040	3,049	766
Total Real Estate	4,879	3,370	3,734	1,120
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	4,879	3,370	3,734	1,120

Total non-performing assets	$21,921	$14,606	$13,998	$14,728

Non-performing assets to total loans	1.44%	1.13%	1.08%	1.13%
Non-performing assets to total assets	1.04%	0.81%	0.75%	0.77%
Non-performing loans to total loans	1.12%	0.87%	0.79%	1.05%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At December 31,
(in thousands except for share data and %)	2019	2018	2017	2016	2015
Tangible Common Equity
Total shareholders' equity	$166,035	$147,284	$143,983	$124,349	$118,224
Adjustments:
Preferred	—	—	—	—	—
Goodwill[2]	13,571	3,472	3,472	1,999	1,999
Acquisition intangibles[2]	6,527	2,704	3,249	978	1,298
Tangible common equity	$145,937	$141,108	$137,262	$121,372	$114,927
Common shares outstanding[1]	9,741,253	9,687,123	9,687,123	9,205,635	9,205,635
Book value per common share[1]	$17.04	$15.20	$14.86	$13.51	$12.84
Tangible book value per common share[1]	$14.98	$14.57	$14.17	$13.18	$12.48
Tangible Assets
Total Assets	$2,117,048	$1,817,211	$1,750,430	$1,500,946	$1,459,753
Adjustments:
Goodwill[2]	13,571	3,472	3,472	1,999	1,999
Acquisition intangibles[2]	6,527	2,704	3,249	978	1,298
Tangible Assets	$2,096,950	$1,811,035	$1,743,709	$1,497,969	$1,456,456
Tangible common equity to tangible assets	6.96%	7.79%	7.87%	8.10%	7.89%
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 16, 2019 to shareholders of record as of December 9, 2019.
[2]The valuations of goodwill and acquisition intangibles are still preliminary and subject to change. United States generally accepted accounting principles ("U.S. GAAP") provides up to twelve months following the date of acquisition in which management can finalize the fair values of acquired assets and assumed liabilities. Material events that occur during the measurement period will be analyzed to determine if the new information reflected facts and circumstances that existed on the acquisition date. The measurement period ends as soon as First Guaranty receives the information it was seeking about facts and circumstances that existed as of the acquisition date or learns more information is unobtainable. The measurement period is limited to one year from the acquisition date. Once management has finalized the fair values of acquired assets and assumed liabilities within this twelve month period, management considers such values to be the "Day One Fair Values."